UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2010 (June 24, 2010)

Neuralstem, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (301) 366-4841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 28, 2010, Neuralstem, Inc. (“Company”) entered into a placement agent agreement with Noble International Investment, Inc., D/B/A Noble Financial Capital Markets~~,~~ (“Placement Agent”), relating to the offer and sale of up to $10,000,000 of the Company’s securities (“Offering”).  The Offering consists of the sale to institutional investors (“Purchasers”) of 3,571,436 units, with each unit consisting of one share of our common stock and a warrant to purchase 0.75 of a share of our common stock.   Each unit will be sold at a negotiated price of $2.80.  Each warrant has an exercise price of $3.25 per share, and is exercisable immediately for a period of three years (“Warrant”).  The shares of common stock and the warrants will be issued separately but will be purchased together in this Offering.

The Offering is anticipated to close on June 29, 2010, subject to customary closing conditions. As compensation for its services, the Company will pay Placement Agent: (i) a cash fee equal to $700,001 (7% of the gross proceeds received from the Offering); and (ii) a warrant to purchase up to 250,001 common shares (7% of the shares issued to Purchasers in the Offering) (“Placement Agent Warrant”).

On June 29, 2010, the Company and the Placement Agent amended the placement agent agreement to provide that the Company would reimburse expenses of the Placement Agent in the non-accountable amount of $25,000 in connection with the Offering and the Placement Agent would utilize National Securities Corporation as sub-agent and financial advisor in connection with the Offering.

In connection with the Offering, the Company issued 3,571,436 shares of common stock, warrants to purchase an aggregate of 2,678,577 warrant shares, and a Placement Agent Warrant to purchase up to 250,001 common shares.  Both the Placement Agent Warrant and the Warrants contain provisions providing for the adjustment of the purchase price and number of shares into which the securities are exercisable in the event of Stock Splits or Dividends, Subsequent Rights Offerings, Pro-Rata Distributions and Fundamental Transactions.  The Placement Agent Warrant and Warrants do not contain any provisions regarding subsequent securities issuances or so called “price protection provisions.”

The gross proceeds from the Offering are $10.0 million. The net proceeds to the Company from the sale of the Units, after deducting the placement agent’s fee as well as other costs and expenses related to the offering is approximately $9.2 million.

The offer and sale of the units, the shares underlying the Warrants, the Placement Agent Warrant and the shares underlying the Placement Agent Warrant are registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Registration Statement on Form S-3, as amended, filed on September 9, 2008, and declared effective on September 29, 2008  (File No. 333-153387).  The terms of the Offering are contained in the Prospectus Supplement filed by the Company on June 28, 2010 pursuant to Rule 424b5.

On June 25, 2010, the Company issued the press release attached hereto as Exhibit 99.1 with respect to the foregoing matters.

In connection with the Offering, the Company is filing as exhibits to this Current Report on Form 8-K the following documents:

•	Exhibit 1.01, Form of Placement Agent Agreement;

•	Exhibit 1.02, Form of Amendment to Placement Agent Agreement

•	Exhibit 4.01, Form of Warrants

•	Exhibits 5.01 and 23.01, the legal opinion and consent of the Silvestre Law Group, P.C; and

•	Exhibit 10.01, the Form of the Securities Purchase Agreement.

The foregoing summary of the terms of the Securities Purchase Agreement, the Placement Agent Agreement, the Amendment to the Placement Agent Agreement and the Warrants,  is subject to, and qualified in there entirety by, the form of each respective agreement attached to this Current Report on Form 8-K as Exhibits 10.01, 1.01, and 4.01 respectively and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
1.01	Form of Placement Agent Agreement between the Company and Noble Financial Capital Markets	*

1.02	Form of Amendment to Placement Agent Agreement between Company and Noble Financial Capital Markets	*

4.01	Form of Warrants	*

5.01	Opinion of Silvestre Law Group, P.C.	*

10.01	Form of Securities Purchase Agreement	*

23.01	Consent of Silvestre Law Group, P.C. (included as part of Exhibit 5.01)	*

99.1	Press release issued by the Company dated July 25, 2010	*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

By:	/s/ I. Richard Garr
I. Richard Garr Chief Executive Officer

Dated: June 29, 2010

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
1.01	Form of Placement Agent Agreement between the Company and Noble Financial Capital Markets	*

1.02	Form of Amendment to Placement Agent Agreement between Company and Noble Financial Capital Markets	*

4.01	Form of Warrants	*

5.01	Opinion of Silvestre Law Group, P.C.	*

10.01	Form of Securities Purchase Agreement	*

23.01	Consent of Silvestre Law Group, P.C. (included as part of Exhibit 5.01)	*

99.1	Press release issued by the Company dated July 25, 2010	*